      As filed with the Securities and Exchange Commission on June 17, 1999
                                                  Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              STATION CASINOS, INC.
                  ------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                     NEVADA                                   88-0136443
        (State or Other Jurisdiction of                    (I.R.S. Employer
         Incorporation or Organization)                  Identification Number)

                             2411 WEST SAHARA AVENUE
                             LAS VEGAS, NEVADA 89102
                                 (702) 367-2411
    (Address, Including Zip Code, and Telephone Number, Including Area Code,)
                  of Registrant's Principal Executive Offices)

                              STATION CASINOS, INC.
                           STOCK COMPENSATION PROGRAM
                              (Full title of Plan)
                           ---------------------------

                            MR. GLENN C. CHRISTENSON
                              STATION CASINOS, INC.
                             2411 WEST SAHARA AVENUE
                             LAS VEGAS, NEVADA 89102
                                 (702) 367-2411
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)

                                   COPIES TO:
                            KENNETH J. BARONSKY, ESQ.
                       MILBANK, TWEED, HADLEY & MCCLOY LLP
                            601 SOUTH FIGUEROA STREET
                          LOS ANGELES, CALIFORNIA 90017
                                 (213) 892-4000

                                             CALCULATION OF REGISTRATION FEE
                                                           Proposed maximum           Proposed maximum
  Title of Securities to           Amount to be           Offering price per         aggregate offering      Amount of registration
       be Registered                registered                 Share (1)                   price                    fee (2)
-----------------------------------------------------------------------------------------------------------------------------------
     Common Stock par
           value                    4,500,000                  $16.8125                 $75,656,250                  $21,033
      $.01 per share
-----------------------------------------------------------------------------------------------------------------------------------

         (1) There are also registered hereby such indeterminate number of shares of the Registrant's Common Stock, par value $.01 per share, as may become issuable by reason of operation of the anti-dilution provisions of the Registrant's Stock Compensation Program.

         (2) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee. The basis for calculating the registration fee for the future options to be issued by the Registrant is the average of the high and low prices of the Common Stock of the Registrant on the New York Stock Exchange on June 11, 1999.

                                     PART I

ITEM 1. REQUIRED STATEMENT

This Registration Statement filed under the Securities Act of 1933 by Station Casinos, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") relates to and registers an additional 4,500,000 shares of Common Stock, $.01 par value of the company for issuance under the Station Casinos, Inc. Stock Compensation Program. Pursuant to Form S-8 General Instruction E, this Registration Statement hereby incorporates by reference the contents of the Registration Statement relating to the registration of 3,000,000 Shares of Common Stock of the Company (File No. 33-63752) filed with the Commission on June 2, 1993, as amended by the Registration Statement relating to the registration of 3,307,000 Shares of Common Stock of the Company filed with the Commission on September 13, 1996. The securities registered hereunder are the same class as the securities previously registered.

ITEM 2. EXHIBITS

See Exhibit Index on page 4.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 17th day of June 1999.

                         STATION CASINOS, INC.


                         By: /s/ FRANK J. FERTITTA III
                             --------------------------------------
                             Frank J. Fertitta III
                             Chairman of the Board,
                             President, and Chief Executive Officer


                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                                    Title                                    Date
----------                                    -----                                    ----
/s/ FRANK J. FERTITTA III
---------------------------                   Chairman of the Board, President,        June 17, 1999
Frank J. Fertitta III                         Chief Executive Officer and Director
                                              (Principal Executive Officer)


/s/ GLENN C. CHRISTENSON
---------------------------                   Executive Vice President, Chief          June 17, 1999
Glenn C. Christenson                          Financial Officer, Chief
                                              Administrative Officer, Treasurer
                                              and Director (Principal Financial
                                              and Accounting Officer)


/s/ SCOTT M NIELSON
---------------------------                   Executive Vice President, General        June 17, 1999
Scott M Nielson                               Counsel and Secretary


/s/ BLAKE L. SARTINI
---------------------------                   Executive Vice President, Chief          June 17, 1999
Blake L. Sartini                              Operating Officer and Director


/s/ DELISE F. SARTINI
---------------------------                   Director                                 June 17, 1999
Delise F. Sartini


/s/ LORENZO J. FERTITTA
---------------------------                   Director                                 June 17, 1999
Lorenzo J. Fertitta


---------------------------                   Director                                 June 17, 1999
Lowell H. Lebermann, Jr.


---------------------------                   Director                                 June 17, 1999
R. Hal Dean


---------------------------                   Director                                 June 17, 1999
Richard Heckman

                                INDEX TO EXHIBITS

EXHIBIT
-------
NO.                 DESCRIPTION OF EXHIBIT
---                 ----------------------
4.1     Amended and Restated Articles of Incorporation of the Registrant (Incorporated herein by reference to Registration Statement No. 33-76156)

4.2     Restated Bylaws of the Registrant (Incorporated herein by reference to Registration Statement
        No. 33-76156)

4.3     Specimen Common Stock Certificate of the Registrant (Incorporated herein by reference to
        Registration Statement No. 33-59300)

5.1     Opinion of Schreck Morris

23.1    Consent of Arthur Andersen LLP.

23.3    Consent of Schreck Morris (included in Exhibit 5.1).

99.1    Registrant's Amended and Restated Stock Compensation Program.
